UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31st, 2008

ECOTALITY, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 6, 2007, the registrant signed a stock purchase agreement with two non-affiliated individuals whereby the registrant purchased all of the issued and outstanding capital stock of The Clarity Group, as well as its affiliated company Electric Transportation Engineering Corporation (both of which are collectively referred to as “eTec”).  eTec provides technical support and field services for all aspects of electric vehicle infrastructure.  eTec will operate as the registrant’s subsidiary and there will be no changes to the company’s management team.

The aggregate purchase price for the outstanding capital stock of eTec is $3,000,000 in cash and 6,500,000 shares of our common stock (the “Shares”).  Of the $3,000,000 in cash to be paid to eTec, $2,500,000 was due upon closing of the stock purchase agreement and $500,000 to be paid in 10 equal monthly instalments, beginning December 1, 2007.  The 6,500,000 shares to be issued in the following manner: 3,250,000 upon the close of the stock purchase agreement and 3,250,000 to be issued on the first anniversary of the closing of the stock purchase agreement, which date shall be November 6, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number

Name and/or Identification of Exhibit

99.1	Financial statements of business acquired: The Clarity Group & Affiliate Financial Statements 2005 & 2006
99.2	Pro-forma Financial Statements for the years 2005, 2006 & nine months ended September, 2007
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 31, 2008
Jonathan R. Read

/s/ Harold Sciotto	Secretary	January 31, 2008
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	January 31, 2008
Barry S. Baer

INDEX TO FINANCIAL STATEMENTS

The Clarity Group, Inc. and Affiliate — Fiscal Years Ended December 31, 2006 and 2005 (Audited)

Independent Auditors’ Report

Consolidated Balance Sheets

Consolidated Statements of Income and Returned Earnings

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Ecotality & Subs.  — Unaudited Pro Forma Financial Information

For the year ended December 31, 2005

For the year ended December 31, 2006

For the nine months ended September 30, 2007

Notes to Pro-forma Financial Statements